UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2018

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 2nd Avenue S Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Effective June 1, 2018, United Insurance Holdings Corp. (UPC Insurance or the Company) through its wholly-owned insurance subsidiaries American Coastal Insurance Company, United Property and Casualty Insurance Company, Family Security Insurance Company, Interboro Insurance Company, and BlueLine Cayman Holdings (BlueLine), entered into reinsurance agreements with private reinsurers and with the Florida State Board of Administration, which administers the Florida Hurricane Catastrophe Fund (FHCF). These agreements provide coverage for catastrophe losses from named or numbered windstorms and earthquakes in all states in which UPC Insurance operates, except for the FHCF agreement, which only provides coverage in Florida against storms that the National Hurricane Center designates as hurricanes.

Highlights of the coverage within these contracts include:

•	Increased frequency and severity protection, with an overall program exhaustion point excess of $3.1 billion;

◦	Sufficient coverage for approximately a single 1-in-400 year event;

◦	Sufficient coverage for a 1-in-100 year event followed by a 1-in-50 year event in the same season;

•	Lower per occurrence retention levels which include all BlueLine business;

◦	First event retention of $60 million in Florida and $25 million outside of Florida which, as a percentage of the group equity, represents approximately 11% and 4.6%, respectively;

◦	$25 million for second event in all states;

•	Successful completion of Armor Re II CAT Bond providing $100 million of limit on a multi-year basis;

•	Coverage from 41 reinsurers with 93% of the open market limit placed on a fully collateralized basis or with reinsurers having an A+ or better A.M. Best financial strength rating; and

•	Up to $262.5 million of multi-year limit including the CAT Bond limit.

For the FHCF Reimbursement Contracts effective June 1, 2018, UPC Insurance has elected a 45% coverage for all its insurance subsidiaries with Florida exposure. We estimate the total mandatory FHCF layer will provide approximately $907 million of aggregate coverage with varying retentions and limits among the three FHCF contracts that all inure to the benefit of the open market coverage secured from private reinsurers.
The $2.185 billion of aggregate open market catastrophe reinsurance coverage is structured into multiple layers with a cascading feature such that all layers drop down as layers below them are exhausted. Any remaining unused layer protection drops down for subsequent events until exhausted, ensuring there are no potential gaps in coverage up to the $3.1 billion program exhaustion point.
The total cost of the 2018-19 catastrophe reinsurance program is approximately $374 million.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ B. Bradford Martz
Name:     B. Bradford Martz
Title:     Chief Financial Officer
(principal financial officer)

Date: May 10, 2018